UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2025

Graphjet Technology

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41070	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lot 3895, Lorong 6D, Kampung Baru Subang

Seksyen U6, 40150 Shah Alam

Selangor, Malaysia

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +60 018 272 7799

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	GTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Graphjet Technology (the “Company”) has announced that due to the changes to the Company’s accounting policy it was decided that the financial statements for the year ended September 30, 2023, which had been previously audited by Adeptus Partners LLC, will be re-audited and restated (the “Restatement of the 2023 Financial Statements”) by Kreit & Chiu CPA, LLP, the Company’s current accounting firm, who is performing the audit of the Company’s financial statements for the year ended September 30, 2024.

The change was a result of a re-evaluation of the relationship between Mr. Liu, the Company’s former Chief Science Officer at the time of the assignment of certain intellectual property to the Company. The Company had previously treated the assignment as an acquisition between third parties and accounted for the intellectual property as a purchase and valued the intellectual property as the cost of the shares issued to Mr. Liu. In retrospect, the Company believes Mr. Liu should have been treated as a key personnel and thus the intellectual property should have been valued at the cost incurred by Mr. Liu to develop such intellectual property in accordance with ASC 850-10-20.

Despite the Restatement of the 2023 Financial Statements, the Company believes that it will be in a position to file its Annual Report on Form 10-K for the year ended September 2024 prior to the hearing on July 17, 2025, granted by the Listing Qualifications Department of The Nasdaq Stock Market LLC, as previously disclosed.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2025, the Company announced that the Company’s Board of Directors (the “Board”) has appointed directors Chen Siow Woon and Ang Chee Yong (the “Audit Committee Appointees”, each an “Audit Committee Appointee”) to the Company’s Audit Committee to join Tan Song Jie, who, as disclosed on Form 8-K filed on March 26, 2025, was appointed as the Audit Committee Chair.

There is no arrangement or understanding between an Audit Committee Appointee and any other persons pursuant to such an Audit Committee Appointee was selected as a member of the Company’s Audit Committee. There are no transactions in which an Audit Committee Appointee has an interest requiring disclosure under to Item 404(a) of Regulation S-K. As previously disclosed, for their services as members of the Board only, each Audit Committee Appointee entered into the Company’s customary indemnification agreement for non-employee directors and receives RM 2,500 per month.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish a copy any of the omitted exhibits or schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHJET TECHNOLOGY

Date: June 23, 2025	By:	/s/ Chris Lai
	Name:	Chris Lai
	Title:	Chief Executive Officer

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